UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 27, 2007

ARGENTEX MINING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-49995

(Commission File Number)

71-0867623

(IRS Employer Identification No.)

1066 West Hastings Street, Suite 2300, Vancouver, BC V6E 3X2

(Address of principal executive offices and Zip Code)

604.601.8336

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On December 27, 2007, we received a letter from the TSX Venture Exchange, a Canadian stock exchange, conditionally approving the listing of our common stock as a tier 2 mining issuer on the TSX Venture Exchange. Final accepting of the listing of our common stock is subject to certain conditions set forth in the letter of conditional approval from the TSX Venture Exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGENTEX MINING CORPORATION

/s/ Kenneth Hicks

By: Kenneth Hicks, President

Date: January 9, 2008